                               Table of Contents
              to Second Supplemental Indenture dated June 1, 2000

Section                                                                  Page
-------                                                                  ----
Article I  Amendment of Bonds...........................................  2
        Section 1.1  Amendment of Bonds.................................  2
        Section 1.2  Form of Face of Bonds..............................  2
        Section 1.3  Form of Reverse of Bonds...........................  5
Article II  Miscellaneous...............................................  17
        Section 2.1  The Trustee........................................  17
        Section 2.2  Effect of Second Supplemental Indenture............  17
        Section 2.3  Interpretation of Second Supplement Indenture......  17
        Section 2.4  Counterparts.......................................  17
        Section 2.5  New York Law to Govern.............................  17
        Section 2.6  Successors and Assigns.............................  17
        Section 2.7  Benefit............................................  17
        Section 2.8  Effect of Headings.................................  17


Note: A Cross-Reference Sheet to the Trust Indenture Act of 1939, as amended, is not included for the Second Supplemental Indenture, as the Second Supplemental Indenture does not contain provisions of the types described or required by Sections 310 through 318(a) of the Trust Indenture Act of 1939, as amended.

================================================================================





                             WAL-MART STORES, INC.



                                       TO



                           BANK ONE TRUST COMPANY, NA
                (as successor trustee to The First National Bank
                                  of Chicago)
                                    Trustee



                              __________________


                         SECOND SUPPLEMENTAL INDENTURE


                            Dated as of June 1, 2000



                              __________________

              (Supplement to Indenture dated as of April 1, 1991, as amended by the First Supplemental Indenture dated September 9, 1992)



================================================================================

SECOND SUPPLEMENTAL INDENTURE, dated as of June 1, 2000, by and between WAL-MART STORES, INC., a corporation duly organized and existing under the laws of the State of Delaware and BANK ONE TRUST COMPANY, NA, a national banking association.

                                   RECITALS :

          WHEREAS, the Company and the Trustee have heretofore executed and delivered an Indenture dated as of April 1, 1991, as amended by the First Supplemental Indenture dated as of September 9, 1992 (together the "Indenture", which term has the meaning set forth in such instrument; terms used and not defined in this Second Supplemental Indenture shall have the meanings assigned thereto in the Indenture, unless the context otherwise requires);

          WHEREAS, the Company has issued under the Indenture, as a separate series of Securities, $500,000,000 aggregate principal amount of its Puttable Reset Securities PURS/SM/ due June 1, 2018 on June 8, 1998 (the "Bonds");

          WHEREAS, Section 9.02 of the Indenture and paragraph 6(b) of the Bonds provide that, with the consent of the holders of not less than 66-2/3% in aggregate principal amount of the Bonds at the time outstanding, the Company, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the holders of the Bonds, provided, however, that no such supplemental indenture shall reduce the rate or extend the time of payment of interest on the Bonds or effect certain other changes without the consent of the holders of all the Bonds;

          WHEREAS, the Company desires to amend the Bonds as provided in this instrument;

          WHEREAS, the Executive Committee of the Board of Directors of the Company has duly adopted a resolution authorizing the Company to execute and deliver this Second Supplemental Indenture;

          WHEREAS, Cede & Co., as nominee for The Depository Trust Company, is the sole registered holder of all the outstanding Bonds on the date hereof and (together with Goldman, Sachs & Co., as the owner of all beneficial interests in all the outstanding Bonds as of the time on the date hereof when this Second Supplemental Indenture is executed and delivered by the Company and the Trustee) have executed and delivered to the Company and the Trustee written consents to this Second Supplemental Indenture and the amendment of the Bonds provided for below; and

          WHEREAS, the Company has furnished the Trustee with an Officer's Certificate and Opinion of Counsel stating, among other things, that all conditions precedent provided for in the Indenture relating to this Second Supplemental Indenture have been complied with and that this Second Supplemental Indenture complies with the applicable provisions of the Indenture;

          NOW, THEREFORE, in consideration of the premises, the Company and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the respective holders from time to time of the Bonds, as follows:

          Section 1.1. Amendment of Bonds. For all purposes of the Bonds, any other Securities and the Indenture, the Bonds are hereby amended and restated so as to read in their entirety substantially as set forth in Sections 1.2 and 1.3 below, and such amendment shall be effective immediately upon the execution and delivery of this Second Supplemental Indenture by the Company and the Trustee. As soon as practicable, new Bonds substantially in the form set forth in Sections 1.2 and 1.3 below shall be prepared and executed by the Company, authenticated by the Trustee and delivered in exchange for the Bonds outstanding when this Second Supplemental Indenture is executed and delivered, with any such changes, notations or other variations as may be permitted under the Indenture. All other Bonds issued from time to time after the effectiveness of such amendment in exchange for or in lieu of outstanding Bonds shall also be substantially in the form set forth in Sections 1.2 and 1.3 below, with any such changes, notations or other variations as may be permitted under the Indenture.

          Section 1.2.  Form of Face of Bonds.

[Insert the following and/or any such other legend, as may be permitted pursuant to the Indenture:]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. ______                                    CUSIP: __________

                          $__________________________

                             WAL-MART STORES, INC.

              Puttable Reset Securities PURS/SM/ due June 1, 2018

WAL-MART STORES, INC., a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "Company," which term shall include any successor entity), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of _______________ on June 1, 2018 (the "Final Maturity") at any office or agency maintained for the purpose in the Borough of Manhattan, The City of New York, New York or the City of Chicago, Illinois, which shall initially be the corporate trust office of Bank One Trust Company, NA (as successor trustee to The First National Bank of Chicago), the Trustee under the Indenture referred to on the reverse hereof, at One Bank One Plaza, Suite IL1-0126, Chicago, Illinois 60670-0126, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, and to pay to the registered holder hereof, as hereinafter provided, interest on said principal sum at the rate described below, in like coin or currency, from the June 1 next preceding the date hereof to which interest has been paid or duly provided for (unless the date hereof is a June 1 to which interest has been paid, in which case from the date hereof, or unless the date hereof is on or prior to the first payment of interest, in which case from June 8, 1998; provided, however, that if the Company shall default in payment of the interest due on such June 1, then from the next preceding June 1 to which interest has been paid or, if no interest has been paid on the Bonds, from June 8, 1998) annually on June 1 in each year, until payment of said principal sum has been made or duly provided for. The interest so payable on any June 1 shall, subject to certain exceptions provided in the Indenture, be paid to the person in whose name this Bond is registered at the close of business on the next preceding May 15 ( each an "Interest Payment Record Date"). Payments of interest for each interest period will be calculated on an actual/360-day basis, by multiplying the interest rate during that period by the actual number of days in that period and dividing the result by 360. Payments of interest shall be made at any office or agency referred to above, provided that, at the option of the Company, payments of interest may be made by check mailed to the registered address of the persons entitled thereto.

     From and including June 8, 1998 to but excluding June 1, 2000, interest shall accrue on the principal sum of this Bond at an annual rate equal to 5.85%. On June 1, 2000 and on every June 1 thereafter until and including June 1, 2017 (each such annual date, a "Reset Date"), the interest rate on this Bond shall be reset so as to equal a fixed rate determined as described on the reverse hereof, unless the Company is obligated to repurchase this Bond on such date (or has previously done so) pursuant to the Put Option referred to on the reverse hereof. Notwithstanding the foregoing, reset shall be subject to the occurrence of a Market Disruption Event or a Failed Remarketing as described on the reverse hereof.

     This Bond has initially been issued in the form of a Global Security (as defined on the reverse hereof), and the Company has initially designated The Depository Trust Company ("DTC," which term shall include any successor) as the Depositary for this Bond. For as long as this Bond or any portion hereof is issued in such form, and notwithstanding the foregoing, all payments of interest, principal and other amounts in respect of this Bond or such portion (including payments pursuant to the Call Option and Put Option referred to on the reverse hereof) shall be made to the Depositary or its nominee in accordance with its Applicable Procedures (as defined on the reverse hereof), in the coin or currency specified above and as further provided on the reverse hereof.

     Notwithstanding the foregoing, if any payment of interest, principal or other amount to be made in respect of this Bond (including any payment pursuant to an exercise of the Call Option or Put Option) would otherwise be due on a day that is not a business day, such payment may be made on the next succeeding day that is a business day, with the same effect as if such payment were made on the due date.

     This Bond is continued on the reverse hereof and the additional provisions there set forth shall for all purposes have the same effect as if set forth at this place. Such provisions include, inter alia, the Call Option and Put Option, interest rate reset mechanism and the definitions of certain terms used on the face hereof.

     This Bond shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture.

     IN WITNESS WHEREOF, WAL-MART STORES, INC. has caused this Instrument to be executed in its corporate name by the signature of its Chairman of the Board or its President, or a Vice Chairman or a Vice President of the Company, manually or in facsimile, and a facsimile of its corporate seal to be imprinted hereon and attested by the signature of its Secretary or one of its Assistant Secretaries or its Treasurer or one of its Assistant Treasurers, manually or in facsimile.

Dated: _______________
[CORPORATE SEAL]                    WAL-MART STORES, INC.


                                    By:  __________________
                                         Name:
                                         Title:

ATTEST:


By:  _________________
     Name:
     Title:

                         CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                              BANK ONE TRUST COMPANY, NA
                                 as Trustee


                              By: _____________________
                                    Authorized Signatory

          Section 1.3.  Form of Reverse of Bonds

                               [REVERSE OF BOND]
                             WAL-MART STORES, INC.
              Puttable Reset Securities PURS/SM/ due June 1, 2018

     1. Indenture. (a) This bond is one of a duly authorized issue of debentures, notes or other evidence of indebtedness of the Company (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of April 1, 1991, as amended (the "Indenture", which term has the meaning set forth in such instrument), duly executed and delivered by the Company to Bank One Trust Company, NA (as successor trustee to The First National Bank of Chicago), as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a description of the rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Securities.


     (b) The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided. This bond is one of a series of the Securities designated as the Puttable Reset Securities PURS/SM/ due June 1, 2018 of the Company, limited in aggregate principal amount to $500,000,000 (the "Bonds"). The Bonds constitute a separate series of Securities under the Indenture.


     (c) The provisions of this Bond (including those relating to the Call Option and Put Option), together with the provisions of the Indenture, shall govern the rights, obligations, duties and immunities of the holders hereof, the Company and the Trustee with respect to this Bond, provided that, if any provision of this Bond necessarily conflicts with any provision of the Indenture, the provision of this Bond shall be controlling to the fullest extent permitted under the Indenture.


     (d) Terms used and not defined herein that are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture. Unless the context requires otherwise, terms defined herein include the plural as well as the singular and vice-versa, and the words

"herein" and "hereof", and words of similar import, refer to this Bond as a whole and not to any particular paragraph or other subdivision.

     2.  Call Option.  (a)  Goldman, Sachs & Co., a New York limited partnership
         -----------
("Goldman, Sachs & Co.", which term shall include any successor), shall have the right to purchase, on each Reset Date, all of the Bonds outstanding on such Reset Date (in whole and not in part), including this Bond, from the registered holders thereof on such Reset Date (such right, the "Call Option"), in each case at a price equal to 100% of the principal amount of the Bonds purchased (the "Face Value") and subject to Goldman, Sachs & Co. giving notice of its intention to purchase the outstanding Bonds as described below (a "Call Notice"). Whether or not the Call Option is exercised with respect to any Reset Date, the Company shall remain obligated to pay all accrued and unpaid interest on this Bond, and interest that becomes payable on this Bond on the applicable (or any prior) Reset Date shall be payable to the registered holder of this Bond on the corresponding Interest Payment Record Date (as defined below), as provided herein and in the Indenture.


     (b) To exercise the Call Option with respect to any Reset Date, Goldman, Sachs & Co. must give a Call Notice to the registered holder of this Bond no later than the tenth Market Day prior to such Reset Date, in the manner described in paragraph 9 below. Subject to paragraph 5(a) below, in the event a Call Notice is duly given with respect to any Reset Date, the registered holder of this Bond on such Reset Date shall be obligated to sell this Bond to Goldman, Sachs & Co., and Goldman, Sachs & Co. shall be obligated to purchase this Bond from such holder, at the Face Value on such Reset Date. Each such sale and purchase shall be effected through the facilities of the Depositary, with the registered holder being deemed to have automatically tendered this Bond for sale to Goldman, Sachs & Co. on the applicable Reset Date in accordance with the Depositary's Applicable Procedures as provided in paragraph 5 below. The registered holder's automatic tender of this Bond on any Reset Date shall be subject to receipt of payment of the Face Value of this Bond as provided in paragraph 5(a) below. Notwithstanding any exercise of the Call Option with respect to this Bond, this Bond will remain outstanding until it otherwise ceases to be outstanding pursuant to the Indenture. As used herein, "Market Day" means a business day other than a day on which dealings in the U.S. Treasury bond market are generally not being conducted.


     (c) If the Call Option is exercised with respect to a particular Reset Date, this Bond shall be subject to purchase by Goldman, Sachs & Co. on such Reset Date as provided herein and subject to paragraph 5(a) below.


     3.  Put Option.  (a)  If Goldman, Sachs & Co. does not exercise the Call
         ----------
Option with respect to a particular Reset Date, the registered holder of this Bond on such Reset Date shall have the right to require the Company to repurchase this Bond (in whole and not in part) from such holder on such Reset Date (such right, the holder's "Put Option") at a price equal to 100% of the principal amount of this Bond repurchased (the "Put Price"), in the circumstances described in the next paragraph. In the event the Put Option is exercised, the Put Price shall be payable by the Company to the registered holder of this Bond on the applicable Reset Date, whereas the accrued and unpaid interest on this Bond that becomes payable on the applicable (or any prior) Reset Date shall be payable by the Company to the registered holder of this Bond on the corresponding Interest Payment Record Date, as provided herein and in the Indenture. If for any reason payment of the Put Price is not made when due on this Bond, the accrued interest from such Reset Date to the date such payment is made would be payable by the Company as part of the Put Price for this Bond, to the person entitled to receive the Put Price.

     (b) On each Reset Date, the registered holder of this Bond on such Reset Date shall be deemed to have exercised its Put Option automatically, without any action on its part, for the full principal amount of this Bond held of record by such holder on such Reset Date unless either (x) Goldman, Sachs & Co. has duly given a Call Notice with respect to such Reset Date or (y) if Goldman, Sachs & Co. does not exercise the Call Option with respect to such Reset Date, (i) no later than 10:00 A.M. (New York City time) on the seventh Market Day prior to such Reset Date, the registered holder of this Bond at the time gives notice to the Trustee that such holder elects not to sell this Bond to the Company on such Reset Date (a "Hold Notice") and (ii) such notice is effective (an "Effective Hold Notice") under the 10% Requirement (as defined below). A Hold Notice must be given in the manner described in paragraph 9 below. Consequently, with respect to this Bond on any Reset Date, if a Call Notice is not duly given by Goldman, Sachs & Co. and an Effective Hold Notice is not duly given by the applicable holder as provided above, the Company shall be obligated to repurchase this Bond from the registered holder on such Reset Date, and the registered holder of this Bond on the Reset Date shall be obligated to sell this Bond to the Company, at the Put Price on such Reset Date. Any such sale and purchase shall be effected through the facilities of the Depositary, with the registered holder of this Bond on the applicable Reset Date being deemed (in the absence of an Effective Hold Notice) to have automatically tendered this Bond in whole for sale to the Company on the applicable Reset Date, all in accordance with the Depositary's Applicable Procedures as provided in paragraph 5 below. Notwithstanding any exercise of the Put Option with respect to this Bond, this Bond shall remain outstanding until it otherwise ceases to be outstanding pursuant to the Indenture.


     (c) Notwithstanding the foregoing, no Hold Notice for this Bond shall be effective with respect to any Reset Date unless Hold Notices are duly given with respect to such Reset Date by the holders of record of at least 10% in aggregate principal amount of all Bonds outstanding on the tenth Market Day prior to such Reset Date. The provision described in this paragraph is called the "10% Requirement". If, with respect to any Reset Date, a Hold Notice is duly given for this Bond but the 10% Requirement is not satisfied, the Trustee shall give written notice of that fact (a "10% Requirement Notice") to the registered holder of this Bond and the Company not later than 5:00 P.M., New York City time, on the seventh Market Day before such Reset Date, in the manner described in paragraph 9 below.

     (d) Notwithstanding the foregoing, the Put Option shall be deemed to be automatically exercised with respect to any Reset Date if Goldman, Sachs & Co. exercises the Call Option with respect to such Reset Date but either (i) a Market Disruption Event or Failed Remarketing occurs, as provided in paragraph 4 below, or (ii) Goldman, Sachs & Co. fails to pay the Face Value on the Reset Date, as provided in paragraph 5(a) below.


     4.   Reset of Interest Rate.  The interest rate on this Bond shall be reset
          ----------------------
on each Reset Date, unless the Company is obligated to purchase this Bond on such date (or has previously done so) pursuant to the Put Option.
Notwithstanding the foregoing, reset of the interest rate shall be subject to the occurrence of a Market Disruption Event or a Failed Remarketing as described below.

     Subject to its right to terminate the appointment of any such agent, the Company shall take such action as is necessary to ensure that there shall at all relevant times be a qualified financial institution appointed and acting as its agent for the purpose of performing the actions contemplated hereby to be performed by the Calculation Agent (such agent, including any successor agent, the "Calculation Agent"). The Company has initially appointed Goldman, Sachs & Co. as Calculation Agent. If the interest rate is to be reset on any Reset Date, the Calculation Agent shall effect the reset as follows:

     Between the tenth Market Day prior to the Reset Date and 11:00 A.M., New York City time, on the Calculation Date (as defined below), the Calculation Agent shall select at least three financial institutions (one of which shall be Goldman, Sachs & Co. if it so requests) that deal in the Company's debt securities and have agreed to participate as reference dealers in accordance with the terms described below (the "Reference Dealers"). If Goldman, Sachs & Co. has exercised the Call Option with respect to the applicable Reset Date and so requests, each Reference Dealer must include in its participation agreement a written commitment (satisfactory to Goldman, Sachs & Co.) that, if it is selected as the Final Dealer (as defined below), it will purchase from Goldman, Sachs & Co. on the Calculation Date for settlement on such Reset Date and at the Final Offer Price (as defined below), all the Bonds that Goldman, Sachs & Co. purchases pursuant to the Call Option and tenders for resale to the Final Dealer on such Reset Date. For each Reference Dealer, the Calculation Agent shall request the name of and telephone and facsimile numbers for one individual to represent such Reference Dealer.

     On the sixth Market Day prior to the applicable Reset Date (the "Calculation Date"), the Calculation Agent shall undertake the following actions to calculate a fixed rate at which interest will accrue on the Bonds from and including such Reset Date to but excluding the next Reset Date (or, if there is no subsequent Reset Date, the Final Maturity) (each such period, a "Reset Period"). In paragraphs (a) and (b) below, all references to specific hours are references to prevailing New York City time, and each notice will be given telephonically and will be confirmed as soon as possible by facsimile to each of the Calculation Agent and the Company. The times set forth below are guidelines for action, and the Calculation Agent shall use reasonable efforts to adhere to these times.


     (a)  At 12:00 P.M., New York City time, the Calculation Agent shall:


               (i) determine (or obtain from Goldman, Sachs & Co., if Goldman, Sachs & Co. has exercised the Call Option with respect to the applicable Reset Date) the two-year U.S. Treasury bond yield at or about such time, which shall be expressed as a percentage (the "Designated Treasury Yield") and shall be based on the then-current, two-year U.S. Treasury bond (the "Designated Treasury Bond");


               (ii) calculate and provide to the Reference Dealers the price at which the Bonds shall be offered for sale to a Reference Dealer on the applicable

               Reset Date (the "Final Offer Price"). The Final Offer Price shall be expressed as a percentage of the principal amount of the Bonds and shall equal 100% plus the Margin (as defined below) if the Treasury Rate Difference (as defined below) is positive, or 100% minus the Margin if the Treasury Rate Difference is negative. The Margin shall also be expressed as a percentage of the principal amount of the Bonds and shall equal the present value of the absolute value of the Treasury Rate Difference applied to two semi-annual periods (i.e., one year), discounted at the Designated Treasury Yield divided by two. The "Treasury Rate Difference" means the percentage (which may be positive or negative) equal to (x) 5.481% (the "Initial Treasury Yield") minus (y) the Designated Treasury Yield; and

               (iii) request each Reference Dealer to provide to the Calculation Agent, when notified of the Final Offer Price, a firm bid, expressed as a percentage of the principal amount of the Bonds representing an annual interest rate on the Bonds (the "Coupon"), at which such Reference Dealer would be willing to purchase on such Calculation Date for settlement on the applicable Reset Date, at the Final Offer Price, all of the Bonds then outstanding (assuming for this purpose that the Bonds will remain subject to the Call Option and, if the Call Option is not exercised by Goldman, Sachs & Co., subject to the potential exercise of the Put Option every year, and will mature on the Final Maturity, all as described herein).


     Each such firm bid must remain open for at least 30 minutes after it is given.

     (b) No later than 12:30 P.M., New York City time, if the Calculation Agent has received bids from at least two of the Reference Dealers, the following shall occur:


               (i) the Reference Dealer providing the bid representing the lowest Coupon (the "Final Coupon") shall be the "Final Dealer". If two or more Reference Dealers have provided bids representing the lowest Coupon, the Calculation Agent will request them to submit additional bids in the manner provided above and if, after doing so, two or more Reference Dealers have provided bids representing the lowest Coupon, the Final Dealer will be one of such Reference Dealers selected by the Calculation Agent (or if Goldman, Sachs & Co. is not the Calculation Agent, one of such Reference Dealers selected by Goldman, Sachs & Co.) and the Final Coupon will be such lowest Coupon;


               (ii) if Goldman, Sachs & Co. has exercised the Call Option with respect to the applicable Reset Date, the Final Dealer shall purchase from Goldman, Sachs & Co. at the Final Offer Price, for settlement on such Reset Date, all the Bonds that Goldman, Sachs & Co. purchases pursuant to the Call Option and tenders for resale to the Final Dealer on such Reset Date (assuming that the interest rate on the Bonds will be reset so as to equal the Final Coupon during the applicable Reset Period); the Final Dealer shall not be obligated to purchase any Bonds if Goldman, Sachs & Co. has not exercised the Call Option; and


               (iii) the interest rate on the Bonds shall be adjusted so as to equal the Final Coupon, effective from and including the applicable Reset Date to but excluding the next Reset Date (or, if there is no subsequent Reset Date, the Final Maturity). If, with respect to the applicable Reset Date, Goldman, Sachs & Co. has not exercised the Call Option and an Effective Hold Notice is given for this Bond, the Company shall promptly give written notice of the Final Coupon to the registered holder.

     All determinations regarding the Designated Treasury Yield and the Designated Treasury Bond with respect to any Reset Date as described in clause
(a)(i) above shall be made by Goldman, Sachs & Co. if another party is acting as the Calculation Agent, unless Goldman, Sachs & Co. has elected not to exercise the Call Option with respect to such Reset Date, in which case such determinations will be made as necessary by the Calculation Agent.

     If the Calculation Agent determines that, on the applicable Calculation Date, (x) a Market Disruption Event (as defined below) has occurred or is continuing or (y) fewer than two Reference Dealers have provided firm bids in a timely manner pursuant to participation agreements satisfactory to Goldman Sachs & Co. substantially as described above (a "Failed Remarketing"), the steps contemplated above shall be taken on the next Market Day on which the Calculation Agent determines that no Market Disruption Event has occurred or is continuing and at least two Reference Dealers have provided bids pursuant to participation agreements satisfactory to Goldman, Sachs & Co. substantially as described above. If the Calculation Agent determines that a Market Disruption Event and/or a Failed Remarketing has occurred or is continuing for at least four consecutive Market Days starting on the applicable Calculation Date, then Goldman, Sachs & Co. shall be deemed not to have exercised the Call Option and the Company shall repurchase this Bond on the applicable Reset Date at the Put Price from the registered holder hereof on such Reset Date, all as if the Put Option on this Bond had been exercised with respect to such Reset Date. In these circumstances, the registered holder may not continue to hold this Bond by giving an Effective Hold Notice. The Calculation Agent shall notify the Company of such determination promptly after the close of business on such fourth Market Day. The Company shall give notice to the registered holder that this Bond will be repurchased by the Company on the applicable Reset Date at the Put Price, from the registered holder on such Reset Date, such notice to be given no later than such second Market Day prior to the Reset Date in the manner described below.

     Notwithstanding the foregoing, if at any time relevant to a particular Reset Date, Goldman, Sachs & Co. is not acting as Calculation Agent, then, with respect to such Reset Date, the determinations and notice to the Company described in the preceding paragraph shall be made and given by Goldman, Sachs & Co., unless Goldman, Sachs & Co. does not exercise the Call Option with respect to such Reset Date, in which case such determinations and notice will be made and given by the Calculation Agent.

     "Market Disruption Event" means any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the establishment of minimum prices on such exchange; (ii) a general moratorium on commercial banking activities declared by either federal or New York State authorities; (iii) any material adverse change in the existing financial, political or economic conditions in the United States of America;
(iv) an outbreak or escalation of hostilities involving the United States of America or the declaration of a national emergency or war by the United States of America; or (v) any material disruption of the U.S. government securities market, U.S. corporate bond market and/or U.S. federal wire system.


     All determinations regarding Market Disruption Events and Failed Remarketings, including whether or not any such event has occurred or is continuing, shall be made by the Calculation Agent (or Goldman, Sachs & Co., if applicable as provided above) in its sole discretion.


     All percentages resulting from any calculation with respect to the Bonds will be rounded upwards, if necessary, to the nearest one-thousandth of a percentage point (e.g., 5.6531% (or 0.056531) being rounded to 5.654 (or 0.05654)), and all U.S. dollar amounts will be rounded to the nearest cent (with one-half cent being rounded upwards).


     All determinations made by the Calculation Agent (or Goldman, Sachs & Co.) regarding the matters described herein shall be final, conclusive and binding on all concerned absent manifest error. No determination made by the Calculation Agent (or Goldman, Sachs & Co.) regarding the matters described herein shall give rise to any liability on the part of the Calculation Agent, Goldman, Sachs & Co., the Trustee or the Company.


     5.  Settlement on Exercise of Call Option or Put Option.  For as long (but
         ---------------------------------------------------
only for as long) as this Bond or any portion hereof is issued in the form of a Global Security, the provisions of paragraph 5(a) through 5(d) below, inclusive, shall apply with respect to this Bond or such portion, as the case may be.


     (a) If the Call Option is exercised, then, on the applicable Reset Date, all beneficial interests in this Bond held by or through Agent Members (as defined below) shall be transferred to a Depositary account designated by Goldman, Sachs & Co. The transfers shall be made automatically, without any action on the part of any holder or beneficial owner, by book entry through the facilities of the Depositary. Goldman, Sachs & Co. shall be obligated to make payment of the Face Value of this Bond to the Depositary or its nominee, for credit to the accounts of the Agent Members by or through which beneficial interests in this Bond are held, by the close of business on the applicable Reset Date. Each such transfer shall be made against the corresponding payment, and each such payment shall be made against the corresponding transfer, in accordance with the Depositary's Applicable Procedures. In all cases, the Company shall remain obligated to make payment of accrued and unpaid interest on this Bond, with interest payable on the applicable (or any prior) Reset Date being payable to the registered holder on the corresponding Interest Payment Record Date.

     If Goldman, Sachs & Co. fails to pay the Face Value of this Bond on the applicable Reset Date, the Call Option shall be deemed not to have been exercised and the Put Option will be deemed to have been exercised on this Bond with respect to such Reset Date. In these circumstances, the registered holder on the applicable Reset Date may not continue to hold this Bond by giving an Effective Hold Notice, and the Company will be obligated to pay, not later than two business days following the applicable Reset Date, the Put Price for this Bond (including accrued interest from the applicable Reset Date to the date payment is made), with settlement otherwise occurring as described in paragraph 5(b).


     As used herein, (i) "Agent Member" means, at any time, any person who is a member of, or participant in, the Depositary at such time and (ii) "Applicable Procedures" means, with respect to any payment, transfer or other transaction to be effected with respect to a Global Security, through the facilities of the Depositary at any time, the policies and procedures of the Depositary applicable to such transaction, as in effect at such time.


     (b) If the Put Option is exercised as to this Bond, then, on the applicable Reset Date, all beneficial interests in this Bond held by or through Agent Members shall be transferred to a Depositary account designated by the Company. The transfers shall be made automatically, without any action on the part of any holder or beneficial owner, by book entry through the facilities of the Depositary. The Company shall be obligated to make payment of the Put Price of this Bond to the Depositary or its nominee, for credit to the accounts of the Agent Members by or through which beneficial interests in this Bond are held, by the close of business on the applicable Reset Date (or, if the Put Option is deemed to have been exercised as contemplated by the second paragraph of paragraph 5(a) above, by the close of business on the second business day following the applicable Reset Date). Each such transfer shall be made against the corresponding payment, and each such payment shall be made against the corresponding transfer, in accordance with the Depositary's Applicable Procedures. If the Company fails to pay the Put Price for this Bond on the applicable Reset Date, interest will continue to accrue on this Bond from such Reset Date to the date the payment is made, at the rate in effect immediately prior to such Reset Date, and shall be payable as part of such Put Price, in the same manner and for credit to the same accounts as such Put Price. Whether or not purchased pursuant to the Put Option, the Company shall remain obligated to make payment of accrued and unpaid interest on this Bond, with interest payable on the applicable (or any prior) Reset Date being payable to the registered holder on the corresponding Interest Payment Record Date as provided herein and in the Indenture.


     (c) The transactions described in paragraphs 5(a) and 5(b) above shall be executed on the applicable Reset Date through the facilities of the Depositary in accordance with its Applicable Procedures, and the accounts of the respective Agent Members shall be debited and credited and beneficial interests in this Bond shall be delivered by book entry as necessary to effect the purchases and sales provided for above. Unless the Depositary's Applicable Procedures require otherwise, such transactions shall settle, and all other payments in respect of the Bonds shall be made, in immediately available funds through DTC's Same-Day Funds Settlement System. Notwithstanding any provision hereof or of the Indenture, neither the Company, the Trustee nor Goldman, Sachs & Co., nor any agent of any such person, shall have any responsibility with respect to the Applicable Procedures or for any payments, transfers or other transactions, or any notices or other communications, among the Depositary, its Agent Members, any other direct or indirect participants therein and any beneficial owners of a Global Security. For all purposes of this Bond and the Indenture, any payment or notice to be made or given with respect to this Bond by the Company or Goldman, Sachs & Co. shall be deemed made or given when made or given to the Depositary or its nominee, in accordance with its Applicable Procedures.

     (d) The settlement procedures described in paragraphs 5(a), 5(b) and 5(c) above may be modified, notwithstanding any contrary terms of the Bonds or the Indenture, to the extent required by the Depositary. In addition, notwithstanding any contrary terms of the Bonds or the Indenture, the Company may modify the settlement procedures described in paragraphs 5(a), 5(b) and 5(c) above in order to facilitate the settlement process.


     (e) If any Bonds are issued in non-book-entry form, the Company shall modify the provisions of paragraphs 5(a) through 5(d) above, inclusive, so as to ensure that Reset Date settlements of transactions in such Bonds are effected in as comparable a manner as practical, provided that such modified procedures shall not adversely affect the interests of the holders of the outstanding Bonds in any material respect.


     6.  Default, Waiver, Amendment and Enforcement.  (a)  In case an Event of
         ------------------------------------------
Default, as defined in the Indenture, with respect to the Bonds shall have occurred and be continuing, the principal of all outstanding Bonds may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. The Indenture provides that in the event of such a declaration, its consequences may be rescinded and annulled (and the related default and its consequences may be waived) with respect to all the Bonds by the holders of a majority in aggregate principal amount of all the Bonds then outstanding, voting as a separate class (or, in some cases, of all the Securities then outstanding, voting as a single class), in accordance with the provisions of, and in the circumstances provided by, the Indenture. It is also provided in the Indenture that the holders of a majority in aggregate principal amount of the Bonds at the time outstanding may, on behalf of the holders of all of the Bonds, waive, prior to such a declaration, any past default under the Indenture with respect to the Bonds and its consequences, except a default in the payment of interest on or principal of any Bond.


     For all purposes of this Bond and the Indenture, any amount payable by the Company in respect of the Put Price of this or any other Bond (including any such amount payable by the Company because Goldman, Sachs & Co. fails to pay the Face Value of any Bond after its exercise of the Call Option as to this Bond) shall be deemed to be an amount payable by the Company in respect of the principal of such Bond at its maturity, and any default by the Company in paying such amount shall be deemed to be a default in the payment of such principal at maturity. No failure by Goldman, Sachs & Co. to purchase any Bond pursuant to the Call Option shall be deemed to be a default under this Bond or the Indenture for any purpose.


     (b) The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Securities of all series to be affected (voting as one class) at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with respect to each such series of Securities or modifying in any manner the rights of the holders of each such series of Securities; provided, however, that no such supplemental indenture shall (i) extend the stated maturity or reduce the principal amount hereof, or reduce the rate or extend the time of payment of interest hereon, or reduce or extend the time of payment of the Face Value or the Put Price hereof, or impair or affect the right of any registered holder hereof to institute suit for the payment hereof, without the consent of the registered holder hereof, or (ii) reduce the aforesaid percentage of Securities of any series or of all series (voting as one class), the consent of the holders of which is required for any such supplemental indenture affecting this Bond, without the consent of the registered holder hereof.


     (c) As provided in and subject to the provisions of the Indenture, no holder of this Bond shall have the right to institute any suit, action or proceeding with respect to the Indenture, or for appointment of any receiver or trustee or for any other remedy thereunder, unless such holder previously shall have given the Trustee written notice of default and the continuance thereof, the holders of not less than 25% in aggregate principal amount of the Bonds then outstanding shall have made written request to the Trustee to institute such suit, action or proceeding and shall have offered to the Trustee reasonable indemnity and the Trustee, for 60 days after the receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute the same and shall not have received any direction inconsistent therewith from the holders of a majority in aggregate principal amount of all affected Securities then outstanding (which holders, voting as a single class, shall be entitled to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Bonds).


     (d) No reference herein to the Indenture and no provision of this Bond or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal or Put Price of and interest on this Bond at the place, at the respective times, at the rate and in the coin or currency herein prescribed.


     (e) Any consent, waiver or other action by the registered holder of this Bond provided pursuant to this Bond or the Indenture (unless effectively revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders of this Bond and of any Bond issued in exchange or substitution herefor, irrespective of whether or not any notation of such consent or waiver is made upon this Bond or such other Bond.


     7.  Form and Denomination; Global Securities.  (a)  The Bonds are issuable
         ----------------------------------------
as fully registered Bonds without coupons in the denominations of $1,000 and any whole multiple of $1,000. At the corporate trust office of the Trustee referred to on the face hereof, and in the manner and subject to the limitations provided herein and in the Indenture, Bonds may be exchanged for a like aggregate principal amount of Bonds of other authorized denominations, without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto.


     (b) The transfer of this Bond is registrable by the registered holder hereof in person or by his attorney, duly authorized in writing, on the books of the Company at the office or agency of the Company referred to on the face hereof, subject to the terms of this Bond and the Indenture but without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto, and upon surrender and cancellation of this Bond upon any such transfer, a new Bond or Bonds of authorized denomination or denominations, for the same aggregate principal amount, shall be issued to the transferee in exchange herefor.


     (c) The Bond evidenced by this certificate has been issued in the form of a Global Security and, for as long as this Bond shall be issued in such form, the provisions of paragraphs (c)(i) through (c)(iv), inclusive, below shall apply to this Bond.


               (i) Notwithstanding any other provision of this Bond or the Indenture, this Global Security may not be exchanged in whole or in part for Bonds registered, and no transfer of this Global Security in whole or in part may be registered, in the name of any person other than the Depositary or a nominee thereof unless
               (A) the Depositary has notified the Company that (1) it is unwilling or unable to continue as Depositary or (2) has ceased to be a clearing agency registered under the Exchange Act or (B) there shall have occurred and be continuing an Event of Default with respect to the Bonds, or except as the Company may request in order to facilitate the purchase of this Bond or any portion hereof by Goldman, Sachs & Co. pursuant to the Call Option or by the Company pursuant to the Put Option on any Reset Date (provided that, after consummation of any such purchase pursuant to the Call Option, the Bond or portion so purchased may be reissued in the form of a Global Security in accordance with the Applicable Procedures).


               (ii) Subject to paragraph (c)(i) above, any exchange of this Global Security for other Bonds may be made in whole or in part, and all Bonds issued in exchange for this Global Security or any portion hereof shall be registered in such names and delivered to such persons as the Depositary shall direct.


               (iii) Every Bond authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, this Global Security or any portion hereof shall be issued and authenticated in the form of, and shall be, a Global Security, shall bear such legend as the Depositary may require and shall be delivered to the Depositary or a nominee thereof or custodian therefor, unless such Bond is registered in the name of a person other than the Depositary or a nominee thereof.


               (iv) As used herein, (A) "Global Security" means a Bond that evidences all or any portion of the Bonds and is registered in the name of the Depositary (or its nominee), (B) "Depositary" means a clearing agency registered under the Exchange Act and designated by the Company to act as Depositary for the Bonds issued in book-entry form, and (C) "Exchange Act" means the Securities Exchange Act of 1934 (or any successor provision) as amended from time to time.

     8.   Holder.  The Company, the Trustee and Goldman, Sachs & Co. (and any
          ------
agent of any such person) may treat the person in whose name this Bond shall be registered as of the date of determination upon the books of the Company kept for such purpose pursuant to the Indenture as the sole and absolute owner and holder of this Bond (whether or not this Bond shall be overdue and notwithstanding any notation of ownership or other writing hereon) for all purposes, including the making of any payment in respect hereof, any exercise of the Call Option or the Put Option and consummation of any sale and purchase hereof pursuant thereto, the giving of any Call Notice, Hold Notice or other notice with respect hereto, and the giving of any consent or taking of any other action with respect hereto, and neither the Company nor the Trustee nor Goldman, Sachs & Co. nor any such agent shall be affected by any notice to the contrary.


     9.   Notices.  For as long as this Bond (or any portion hereof) is issued
          -------
in the form of a Global Security, each Call Notice, 10% Requirement Notice and other notice to be given to the holder of this Bond (or any such portion) shall be deemed to have been duly given to such holder when given to the Depositary, or its nominee, in accordance with its Applicable Procedures.


     If at any time this Bond (or any portion hereof) is not issued in the form of a Global Security, each Call Notice, 10% Requirement Notice and other notice to be given to the holder of this Bond (or any such portion) shall be deemed to have been duly given to such holder upon the mailing of such notice to the registered holder at such holder's address as it appears on the books of the Company maintained for such purpose pursuant to the Indenture as of the close of business preceding the day such notice is given.


     Neither the failure to give any notice nor any defect in any notice given to the holder of this Bond or any other Bond shall affect the sufficiency of any notice given to another holder of any Bonds.


     With respect to this Bond, whether or not issued in the form of a Global Security, Hold Notices may be given by the registered holder hereof to the Trustee only by facsimile transmission or by mail and must actually be received by the Trustee at the following address no later than 10:00 A.M., New York City time, on the tenth Market Day prior to the applicable Reset Date:


          Bank One Trust Company, NA
          One Bank One Plaza
          Suite IL1-0126
          Chicago, Illinois  60670-0126
          Attention:  Corporate Trust Office
          facsimile no.:  (312) 407-1708

     Hold Notices may be given with respect to this Bond only by the registered holder hereof.


     10.  No Recourse.  No recourse shall be had for the payment of the
          -----------
principal of, or the interest on, this Bond or of the Face Value upon any exercise of the Call Option or of the Put Price upon any exercise of the Put Price, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation or entity, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.


     11.  Provisions Relating to Goldman, Sachs & Co.  Insofar as the provisions
          ------------------------------------------
of this Bond purport to provide rights to Goldman, Sachs & Co. against any holder of this Bond, such rights (including such rights to purchase this Bond pursuant to the Call Option on any Reset Date) shall be rights of the Company and shall be enforceable by the Company against such holder. Each holder of this Bond shall hold this Bond (and by holding the same shall be deemed to have agreed to do so) subject to the foregoing. Without limiting the foregoing, Goldman, Sachs & Co. may take any action under this Bond (including giving any notice, making any determination and effecting any settlement pursuant to paragraphs 2, 4 and 5 hereof) that the provisions of this Bond contemplate may be taken by Goldman, Sachs & Co.


     Pursuant to section 6 of the Calculation Agency Agreement, dated as of June 8, 1998 and as amended from time to time, Goldman, Sachs & Co. has agreed with the Company, for the benefit of the applicable holders of this Bond from time to time, that, if Goldman, Sachs & Co. exercises the Call Option with respect to any Reset Date when this Bond is outstanding, Goldman, Sachs & Co. will purchase this Bond from the registered holder hereof on such Reset Date, upon the terms and subject to the conditions set forth herein. Except as may be expressly provided in section 6 of such agreement, no holder of this Bond shall have any right, remedy or claim against Goldman, Sachs & Co. under this Bond, the Indenture or such agreement. Upon the occurrence of an Event of Default and certain other circumstances set forth in such agreement, Goldman, Sachs & Co. shall be entitled to demand that the Company settle the Call Option on the terms agreed therein.


     No provision of this Bond shall be invalid or unenforceable by reason of any reference herein to Goldman, Sachs & Co. In addition, no provision of this paragraph shall be construed to impair or otherwise affect any rights that Goldman, Sachs & Co. may have at any time as a holder of any Securities.


     12.  Governing Law.  As provided in the Indenture, this Bond shall for all
          -------------
purposes be governed by and construed in accordance with the laws of the State of New York.


                                  ARTICLE TWO


                                 MISCELLANEOUS


     Section 2.1. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (i) the validity or sufficiency of this Second Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by corporate action of the Company or the holders, (iii) the due execution hereof by the Company or (iv) the consequences, direct or indirect (and whether deliberate or inadvertent), of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.


     Section 2.2. Effect of Second Supplemental Indenture. This instrument shall become a binding agreement between the parties hereto when counterparts hereof shall have been executed and delivered by each of the parties hereto and shall be effective as to all Bonds issued and to be issued under the Indenture. Except as hereby expressly amended, (a) the Indenture and the Securities outstanding thereunder on the date hereof are in all respects ratified, confirmed and preserved and (b) all the terms, conditions and provisions thereof shall remain in full force and effect.


     Section 2.3. Interpretation of Second Supplemental Indenture. This Second Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture and the Securities.


     Section 2.4. Counterparts. The Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.


     Section 2.5. NEW YORK LAW TO GOVERN. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE, EXCEPT AS MAY OTHERWISE BE REQUIRED BY MANDATORY PROVISIONS OF LAW.


     Section 2.6. Successors and Assigns. All the covenants, stipulations, promises and agreements in this Second Supplemental Indenture contained by or on behalf of the Company shall bind their respective successors and assigns, whether so expressed or not.


     Section 2.7. Benefit. Nothing in this Second Supplemental Indenture, express or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors and the holders of Bonds any legal or equitable right, remedy or claim under or in respect of this Second Supplemental Indenture, or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the holders of Bonds to the extent provided in this instrument.


     Section 2.8. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first written above.


                                         WAL-MART STORES, INC.



                                         By:  /s/ Jay J. Fitzsimmons
                                             ------------------------
                                         Name:    Jay J. Fitzsimmons
                                         Title:   Senior Vice President-Finance


ATTEST:


/s/ Allison D. Garrett
----------------------


                                         BANK ONE TRUST COMPANY, NA



                                         By:  /s/ Benita A. Pointer
                                              --------------------------
                                         Name:    Benita A. Pointer
                                         Title:   Account Executive


ATTEST:


/s/ Diane Swanson
------------------
Assistant Vice President